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                                                                     EXHIBIT 1.1


                                1,244,147 Shares

                         BAY APARTMENT COMMUNITIES, INC.

                             UNDERWRITING AGREEMENT

                                                                  April 23, 1998

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
        Incorporated
North Tower
World Financial Center
New York, New York 10281-1209

Ladies and Gentlemen:

               Bay Apartment Communities, Inc., a Maryland corporation (the "Company"), proposes to issue and sell an aggregate of 1,244,147 shares (the "Shares") of the Company's common stock, $0.01 par value per share (the "Common Stock") to Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriter") under the terms and conditions set forth in this agreement (the "Agreement"). The Underwriter intends to deposit the Shares with the trustee of the Equity Investor Fund Cohen & Steers Realty Majors Portfolio (a Unit Investment Trust) (the "Trust") a registered unit investment trust under the Investment Company Act of 1940, as amended, for which the Underwriter acts as sponsor and depositor, in exchange for units in the Trust.

        1. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Underwriter that:

               (a) The Company meets the requirements for use of Form S-3 and a registration statement on Form S-3, as amended (File No. 333-41511), with respect to the Shares, including a prospectus (the "Base Prospectus"), has been carefully prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder and filed with the Commission and has become effective. Such registration statement may have been amended prior to the date of this Agreement; any such amendment was so prepared and filed, and any such amendment filed after the effective date of such registration statement has become effective. No stop order suspending the effectiveness of the registration statement has been issued, and, to the Company's knowledge, no proceeding for that purpose has been instituted or threatened by the Commission. A prospectus supplement and a final prospectus containing information permitted to be omitted at the time of effectiveness by Rule 430A of the Rules and Regulations has been or will be so prepared and filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations on or before the second business day after the date hereof (or such earlier time as may be required by the Rules and Regulations); and the Rules and Regulations do not require the Company to, and, without the Underwriter's consent, the Company will not, file a post-effective amendment after the time of execution of this Agreement and prior to the filing of such final form of prospectus. Copies of such registration statement and any such amendments have



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been delivered to the Underwriter and its counsel. The term "Registration
Statement" means such registration statement as amended at the time it becomes or became effective (the "Effective Date"), including financial statements and all exhibits and any information deemed by virtue of Rule 430A of the Rules and Regulations to be included in such Registration Statement at the Effective Date and any prospectus supplement filed thereafter with the Commission and shall include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The term "Prospectus" means, collectively, the Base Prospectus together with any prospectus supplement, in the respective forms they are filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations. Any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, the Base Prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date, or the date of the Prospectus, as the case may be, that is incorporated therein by reference.

               (b) Each part of the Registration Statement, when such part became or becomes effective, and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and at the Closing Date (as hereinafter defined) conformed or will conform in all material respects with the requirements of the Act and the Rules and Regulations; each part of the Registration Statement, when such part became or becomes effective, did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and at the Closing Date, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; the foregoing shall not apply to the statements in or omissions from any such document in reliance upon, and in conformity with, written information furnished to the Company by the Underwriter, specifically for use in the preparation thereof. The Company acknowledges that the only information furnished to the Company by the Underwriter specifically for inclusion in the Registration Statement is the information set forth in Exhibit I hereto. The Company has not distributed any offering material in connection with the offering or sale of the Shares other than the Registration Statement, the Prospectus or any other materials, if any, permitted by the Act.

               (c) The financial statements and schedules included in the Registration Statement and the Prospectus set forth fairly the financial condition of the respective entity or entities presented as of the dates indicated and the results of operations and changes in financial position for the periods therein specified in conformity with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise stated therein). The pro forma financial statements of the Company included in the Registration Statement and the Prospectus comply in all material respects with the applicable requirements of Rule 11-02 of Regulation S-X of the Commission and the pro form adjustments have been properly applied to the historical amounts in the compilation of such statements. No other financial statements (or schedules) of the Company or any predecessor of the Company are required by the Act or the Rules and Regulations to be included in the Registration Statement or the Prospectus. Coopers & Lybrand L.L.P. ("Coopers & Lybrand"), who have reported on the financial statements and schedules which are audited, are independent accountants with respect to the Company as required by the Act and the Rules and Regulations.

               (d) The Company has been duly organized and is validly existing as a corporation, is in good standing under the laws of the State of Maryland, has the power and authority to conduct its business as described in the Registration Statement and Prospectus, and is duly qualified to do business in



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each jurisdiction in which it owns or leases real property or in which the conduct of its business requires such qualification, except where the failure to be so qualified, considering all such cases in the aggregate, does not involve and will not involve a material risk to the business, properties, financial position or results of operations of the Company and its subsidiaries (as hereinafter defined) taken as a whole.

               (e) The only subsidiaries (as defined in the Rules and Regulations) of the Company are the subsidiaries listed on Exhibit II attached hereto (the "subsidiaries"). Each of the Company's subsidiaries existing as of the date hereof is a corporation or partnership, as the case may be, duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation or organization. Each of the Company's subsidiaries existing as of the date hereof has the power and authority to conduct its business as described in the Registration Statement and Prospectus and is, or will be upon the Closing Date, duly qualified to do business in each jurisdiction in which it owns or leases, or will own or lease, real property or in which the conduct of its business requires such qualification except where the failure to be so qualified, considering all such cases in the aggregate, does not involve and will not involve a material risk to the business, properties, financial position or results of operations of the Company or any subsidiary taken as a whole. Except for the interests in the subsidiaries and as disclosed in the Registration Statement, the Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, trust, association or other entity. Complete and correct copies of the articles or certificate of incorporation, partnership agreements, and of the by-laws of each of the Company's subsidiaries and all amendments thereto have been delivered to the Underwriter, and no changes therein will be made subsequent to the date hereof and prior to the Closing Date, except as heretofore disclosed in writing to the Underwriter. Except as otherwise described in the Registration Statement or the Prospectus, or as described in
Exhibit II, all of the issued and outstanding capital stock of each corporate subsidiary of the Company has been duly authorized and will be, as of the Closing Date, validly issued, fully paid and non-assessable, and owned by the Company, in each case free and clear of any security interest, mortgage, pledge, lien, charge, encumbrance, claim, restriction or equity interest (each of the foregoing, a "Lien").

               (f) The outstanding securities of the Company, including the Common Stock, $0.01 par value (the "Common Stock"), the outstanding shares of Series A Preferred Stock (the "Series A Preferred Stock"), the Series B Preferred Stock (the "Series B Preferred Stock"), the 8.50% Series C Cumulative Redeemable Preferred Stock (the "Series C Preferred Stock"), and the 8.00% Series D Cumulative Redeemable Preferred Stock (the "Series D Preferred Stock") have been duly authorized and are, or when issued and delivered to the Underwriter against full payment therefor as provided by this Agreement will be, validly issued, fully paid and nonassessable by the Company and conform to the description thereof in the Prospectus. There are no requirements, restrictions or limitations in the terms of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock or the Series D Preferred Stock applicable to the issuance and sale of the Shares. The shareholders of the Company have no preemptive or similar rights with respect to the Shares. Except as set forth in the Registration Statement or the Prospectus, the Company does not have outstanding any option to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any securities, any shares of capital stock of any subsidiary or any such warrants, convertible securities or obligations, except for stock options and shares of restricted stock granted, and shares of unrestricted stock to be issued to certain employees in connection with the deferment of income, pursuant to the Company's 1994 Stock Incentive Plan, as amended and restated, stock issuable under the 1996 Non-Qualified Employee Stock Purchase Plan and stock issuable under the Company's Dividend Reinvestment and Stock Purchase Plan.



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               (g) Except as disclosed in or contemplated by the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, the Company and its subsidiaries have not incurred any liabilities or obligations, direct or contingent, or entered into any transactions, not in the ordinary course of business, that are material to the Company and its subsidiaries, taken as a whole, and there has not been any material change in the capital stock, partnership interests, short-term debt or long-term debt of the Company or any of its subsidiaries, or any material adverse change, or any development involving a prospective material adverse change, in the condition (financial or other), business prospects, net worth or results of operations of the Company and its subsidiaries taken as a whole.

               (h) Except as set forth in the Prospectus, there is not pending or, to the knowledge of the Company, threatened any action, suit or proceeding against or affecting the Company or any of its subsidiaries or any of their respective directors, partners or officers in their capacity as such, or any of the Communities (as defined in the Prospectus) before or by any Federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding might result in any material adverse change in the condition (financial or other), business prospects, net worth or results of operations of the Company and its subsidiaries taken as a whole, or materially and adversely affect the properties or assets of the Company and its subsidiaries taken as a whole.

               (i) Since the respective dates as to which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, and except for regular dividends on the Common Stock, the Series A Preferred Stock, the Series B Preferred Stock, the Series C Cumulative Redeemable Preferred Stock and the Series D Cumulative Redeemable Preferred Stock, in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

               (j) There are no contracts or documents of a character required to be described in the Prospectus or to be filed as exhibits to the Registration Statement by the Act or the Rules and Regulations that have not been so described or filed (the "Contracts"). All Contracts executed and delivered on or before the date hereof to which the Company or any subsidiary of the Company is a party have been duly authorized, executed and delivered by the Company or such subsidiary, constitute valid and binding agreements of the Company or such subsidiary and are enforceable against the Company or such subsidiary in accordance with the terms thereof, except as limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or, in the case of each such Contract which is to be executed and delivered on the Closing Date, will on the Closing Date, be duly authorized, executed and delivered by the Company or such subsidiary, constitute valid and binding agreements of the Company or such subsidiary and be enforceable against the Company or such subsidiary in accordance with the terms thereof, except as limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally.

               (k) The Company has the corporate power and authority to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company and is enforceable against the Company in accordance with the terms hereof, except as limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally. Except as disclosed in the Prospectus, the execution, delivery and the performance of this Agreement and the consummation of the transactions herein contemplated will not result in the creation or imposition of any lien, charge or encumbrance upon the Communities (as defined



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in the Prospectus) or any of the other assets of the Company or any of its subsidiaries pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, the articles of incorporation of the Company or by-laws of the Company, the articles or certificate of incorporation or by-laws or partnership agreements of any of the Company's subsidiaries, or any Contract, or violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body applicable to the Communities or business or properties of the Company or any of its subsidiaries, except insofar as would not have a material adverse effect on the Company and its subsidiaries, taken as a whole. No consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the consummation of the transactions contemplated by this Agreement or in connection with the issuance or sale of the Shares by the Company, except such as may be required under the Act, the Exchange Act or state securities laws, or the by-laws and rules of the National Association of Securities Dealers, Inc. (the "NASD") in connection with the purchase and distribution by the Underwriter of the Shares to be sold by the Company, and except where failure to so obtain would not have a material adverse effect on the Company and its subsidiaries taken as a whole. The Company has the power and authority to authorize, issue, offer and sell the Shares, as contemplated by this Agreement.

               (l) Each of the Company and its subsidiaries has complied in all material respects with all laws, regulations and orders applicable to it or their respective businesses and properties where the failure to comply would, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries taken as a whole; neither the Company nor any of its subsidiaries is, and upon consummation of the Offering (as defined below), none of them will be, in default under any Contract, the violation of which would individually or in the aggregate have a material adverse effect on the Company and its subsidiaries taken as a whole, and no other party under any such Contract to which the Company or any of its subsidiaries is a party is, to the knowledge of the Company, in default in any material respect thereunder; the Company is not in violation of its articles of incorporation or by-laws; except as disclosed in the Prospectus, the Company and each of its subsidiaries have or, upon the Closing Date, will have all governmental licenses (including, without limitation, a California real estate brokerage license and a California general contractor's license, if applicable), permits, consents, orders, approvals and other authorizations required to carry on its business as contemplated in the Prospectus, and none of them has received any notice of proceedings relating to the revocation or modification of any such governmental license, permit, consent, order, approval or other authorization which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

               (m) The Company, or its subsidiaries, as applicable, has good and marketable title to the Communities, and the Communities are not subject to any liens or encumbrances except for monetary liens as set forth in the Prospectus, non-delinquent property taxes, utility easements and other immaterial non-monetary liens or encumbrances of record. All liens, charges, encumbrances, claims or restrictions on or affecting the Communities which are required to be disclosed in the Prospectus are disclosed therein.

               (n) The mortgages and deeds of trust encumbering the Communities are not convertible nor will the Company or any of its subsidiaries hold a participating interest therein and such mortgages and deeds of trust are not cross-defaulted or cross-collateralized to any property not to be owned directly or indirectly by the Company. To the knowledge of the Company (i) the present and intended use and occupancy of each of the Communities complies with all applicable codes and zoning laws and



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regulations, if any, except for such failures to comply which would not individually or in the aggregate have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and its subsidiaries taken as a whole; and
(ii) there is no pending or, to the Company's knowledge, threatened condemnation, zoning change, environmental or other proceeding or action that will in any material respect affect the size of, use of, improvements on, construction on, or access to the Communities, except for such proceedings or actions that would not individually or in the aggregate have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and its subsidiaries taken as a whole.

               (o) The Company and its subsidiaries maintain property and casualty insurance (other than earthquake insurance) in favor of the Company and its subsidiaries with respect to each of the Communities, in an amount and on such terms as is reasonable for businesses of the type conducted by the Company and its subsidiaries. The Company maintains earthquake insurance on the Communities as set forth in the Prospectus. The Company or its subsidiaries has not received from any insurance company notice of any material defects or deficiencies affecting the insurability of any of the Communities (other than with respect to seismic activities).

               (p) As of the Closing Date the Company, and each of its subsidiaries (i) will be in compliance in all material respects with any and all applicable foreign, Federal, state and local laws and regulations relating to the protection of human health and safety, the Hazardous Materials (as defined below), or hazardous or toxic wastes, pollutants or contaminants (the "Environmental Laws"); (ii) will have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) will be in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals are otherwise disclosed in the Prospectus or would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries taken as a whole.

               (q)(i) None of the Company or any partnership that owns a Community (each a "Partnership") has at any time, and, to the best knowledge of the Company after due inquiry and investigation, no other party has, at any time, handled, buried, stored, retained, refined, transported, processed, manufactured, generated, produced, spilled, allowed to seep, leak, escape or leach, or be pumped, poured, emitted, emptied, discharged, released, injected, dumped, transferred or otherwise disposed of or dealt with, Hazardous Materials (as hereinafter defined) on, to, above under, in, into or from the Communities, except as disclosed in the environmental reports previously delivered to the Underwriter or its counsel or referred to in the Prospectus, or such as would not individually or in the aggregate have a material adverse effect on the Company and its subsidiaries, taken as a whole. Neither the Company nor its subsidiaries intends to use the Communities or any subsequently acquired properties described in the Prospectus for the purpose of handling, burying, storing, retaining, refining, transporting, processing, manufacturing, generating, producing, spilling, seeping, leaking, escaping, leaching, pumping, pouring, emitting, emptying, discharging, releasing, injecting, dumping, transferring or otherwise disposing of or dealing with Hazardous Materials, except for the use, storage and transportation of small quantities of substances that are regularly used as office supplies, household cleaning supplies, gardening supplies, or pool maintenance supplies in compliance with applicable Environmental Laws and in accordance with prudent business practices and good hazardous materials storage and handling practices.



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                      (ii) None of the Company or the Partnerships, to the best
        knowledge of the Company after due inquiry and investigation, knows of any seepage, leak, escape, leach, discharge, injection, release, emission, spill, pumping, pouring, emptying or dumping of Hazardous Materials into waters on, under or adjacent to the Communities or onto lands from which such hazardous or toxic waste or substances might seep, flow or drain into such waters, except as disclosed in the environmental reports previously delivered to the Underwriter or its counsel or referred to in the Prospectus or such as would not individually or in the aggregate have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                      (iii) None of the Company or the Partnerships to the best knowledge of the Company after due inquiry and investigation, has received notice of, or has knowledge of any occurrence or circumstance which, with notice or passage of time or both, would give rise to, any claim under or pursuant to any Environmental Law pertaining to Hazardous Materials, hazardous or toxic waste or substances on or originating from the Communities arising out of the conduct of any such party, including, without limitation, pursuant to any Environmental Law, except as disclosed in the environmental reports previously delivered to the Underwriter or its counsel or referred to in the Prospectus or such as would not individually or in the aggregate have a material adverse effect on the Company and its subsidiaries, taken as a whole.

               As used herein, "Hazardous Material" shall include, without limitation, any flammable materials or explosives, petroleum or petroleum-based products, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or related materials, asbestos or any material as defined by any Federal, state or local environmental law, ordinance, rule, or regulation including, without limitation, Environmental Laws, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601, et seq.) ("CERCLA"), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Section 1801, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Section 9601, et seq.), and in the regulations adopted and publications promulgated pursuant to each of the foregoing or by any Federal, state or local governmental authority having or claiming jurisdiction over the Communities as described in the Prospectus.

               (r) In the ordinary course of its business, each of the Company and the Partnerships conducts a periodic review of the effect of Environmental Laws on its business, operations and properties in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for investigation, clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review and on the basis of the reviews conducted by the Company in connection with the Communities, the Company has reasonably concluded that such associated costs and liabilities would not individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries taken as a whole.

               (s) The Company is not an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

               (t) Neither the assets of the Company nor its subsidiaries constitute, nor will such assets, as of the Closing Date, constitute, "plan assets" under the Employee Retirement Income Security Act of 1974, as amended ("ERISA").



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               (u) The Company has elected to be taxed as a REIT under the Code and will use its best efforts to continue to be organized and will continue to operate in a manner so as to qualify as a "real estate investment trust" ("REIT") under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"), unless the Board of Directors determines that it is no longer in the best interest of the Company to continue to be so qualified.

               (v) Except as stated in the Prospectus, neither the Company nor any of its directors, officers or controlling persons has taken, nor will it take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Shares to facilitate the sale or resale of the Shares.

               (w) The Company has not distributed and, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Shares, will not distribute any offering material in connection with the Offering other than the Registration Statement, the Prospectus or other materials, if any, permitted by the Act.

               (x) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to financial and corporate books and records is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

               (y) The Company has applied to have the Shares authorized for listing by the New York Stock Exchange and the Pacific Exchange.

               (z) Neither the Company nor any of its subsidiaries is involved in any material labor dispute nor, to the best knowledge of the Company after due inquiry and investigation, is any such dispute threatened.

               (aa) No holder of securities of the Company has rights to the registration of any securities of the Company because of the filing of the Registration Statement, except as set forth in that certain Registration Rights Agreement dated March 16, 1994 among the Company and certain stockholders.

        2.     Purchase, Sale and Delivery of Shares.

               (a) On the basis of the representations, warranties and agreements contained herein, but subject to the terms and conditions set forth herein, the Company agrees to issue and sell the Shares to the Underwriter as hereinafter provided, and the Underwriter agrees to purchase from the Company the Shares at the purchase price set forth in the Price Determination Agreement, as hereinafter defined. The Company is advised by the Underwriter that the Underwriter proposes to deposit the Shares with the trustee of the Trust, a registered unit investment trust under the Investment Company Act of 1940, as amended, for which the Underwriter acts as sponsor and depositor, in exchange for units of the Trust (the "Offering") as soon after the execution and delivery hereof as in the judgment of the Underwriter is advisable.



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               (b) Delivery of the Shares shall be made to the Underwriter against payment of the purchase price to the Company or to its order in immediately available funds, at the office of the Underwriter, North Tower, World Financial Center, New York, New York 10281-1209, at 10:00 a.m., New York City time, on the third business day (or, if the Shares are priced as contemplated by Rule 15c6-1(c) of the Exchange Act after 4:30 p.m., New York City time, the fourth business day) following the date of this Agreement, or at such time on such other date, not later than seven business days after the date of this Agreement, as may be agreed upon by the Company and the Underwriters (such date is herein referred to as the "Closing Date"). Such payment will be made against delivery to the Underwriter of the Shares registered in such names and in such denominations as the Underwriter shall request no less than two full Business Days prior to the date of delivery, with transfer taxes, if any, payable in connection with transfer to the Underwriter duly paid by the Company. As used herein, the term "Business Day" means any day other than a day on which banks are permitted or required to be closed in New York City. The Shares will be delivered through the book entry facilities of The Depository Trust Company ("DTC") and will be made available for inspection by the Underwriter by 1:00 P.M. New York City time on the Business Day prior to the Closing Date at such place in New York City as the Underwriter, DTC and the Company shall agree.

               (c) The purchase price per share for the Shares to be paid by the Underwriter shall be agreed upon by the Company and the Underwriter, and such agreement shall be set forth in a separate written instrument substantially in the form of Exhibit III hereto (the "Price Determination Agreement"). The Price Determination Agreement may take the form of an exchange of any standard form of written telecommunication between the Company and the Underwriter and shall specify such applicable information as is indicated in Exhibit III hereto. The Offering will be governed by this Agreement, as supplemented by the Price Determination Agreement. From and after the date of the execution and delivery of the Price Determination Agreement, this Agreement shall be deemed to incorporate, and, unless the context otherwise indicates, all references contained herein to "this Agreement" and to the phrase "herein" shall be deemed to include, the Price Determination Agreement.

        3. Covenants. The Company covenants and agrees with the Underwriter that:

               (a) The Company will cause the Prospectus to be filed as required by Section 1(a) hereof (but only if the Underwriter has not reasonably objected thereto by notice to the Company after having been furnished a copy a reasonable time prior to filing) and will notify the Underwriter promptly of such filing; it will notify the Underwriter promptly of the time when any subsequent amendment to the Registration Statement has become effective or any supplement to the Prospectus has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information; it will prepare and file with the Commission, promptly upon the Underwriter's request, any amendments or supplements to the Registration Statement or Prospectus that, in the Underwriter's opinion, may be necessary or advisable in connection with the distribution of the Shares by the Underwriter; and it will file no amendment or supplement to the Registration Statement or Prospectus to which the Underwriter shall reasonably object by notice to the Company after having been furnished a copy at a reasonable time prior to the filing.

               (b) The Company will advise the Underwriter, promptly after it shall receive notice or obtain knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any purpose; and it will promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued.

               (c) Within the time during which a prospectus relating to the Shares is required to be delivered under the Act, the Company will comply with all requirements imposed upon it by the Act and by the Rules and Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Shares as contemplated by the provisions hereof and the Prospectus. If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Act, the Company will promptly notify the Underwriter and will amend or supplement the Registration Statement or Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

               (d) As soon after the execution and delivery of this Agreement as possible and thereafter from time to time for such period as in the opinion of counsel for the Underwriter a prospectus is required by the Act to be delivered in connection with sales by the Underwriter or dealer, the Company will expeditiously deliver to the Underwriter and counsel for the Underwriter and each dealer, without charge, as many copies of the Prospectus (and of any amendment or supplement thereto) as the Underwriter or dealers may reasonably request. The Company consents to the use of the Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Act, both in connection with the Offering and for such period of time thereafter as the Prospectus is required by the Act to be delivered in connection with sales by the Underwriter or dealer. If during such period of time any event shall occur that in the judgment of the Company or in the opinion of counsel for the Underwriter is required to be set forth in the Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with the Act or any other law, the Company will forthwith prepare and, subject to the provisions of Section 3(a) hereof, file with the Commission an appropriate supplement or amendment thereto, and will expeditiously furnish to the Underwriter and dealers a reasonable number of copies thereof. In the event that the Company and the Underwriter agree that the Prospectus should be amended or supplemented, the Company, if requested by the Underwriter, will promptly issue a press release announcing or disclosing the matters to be covered by the proposed amendment or supplement.

               (e) The Company will make generally available to its security holders as soon as practicable, but not later than ninety (90) days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Section 11(a) of the Act and Rule 158 of the Rules and Regulations) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in said Rule 158) of the Registration Statement.

               (f) The Company agrees to pay the following costs and expenses and all other costs and expenses incident to the performance by the Company of the Company's obligations hereunder including, without limitation, its own travel (including air fare) and lodging expenses related to the preparation of the Prospectus and any sales efforts: (i) the preparation, printing or reproduction, and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), the Prospectus, and each amendment or supplement to either of them; (ii) the printing or (reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Prospectus and all amendments or supplements to any of them as may be reasonably requested for use in connection with the Offering; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Shares, including any stamp taxes in connection with the original issuance and sale of the Shares; (iv) the printing (or reproduction) and delivery of this Agreement; (v) the Registration of the Shares under the Exchange Act and the listing of the Shares on the New York Stock Exchange and the Pacific Exchange; and (vi) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company.

               (g) The Company will apply the net proceeds from the Offering in the manner set forth in the Prospectus under "Use of Proceeds."

               (h) Unless the Board of Directors of the Company determines in its reasonable business judgment that continued qualification as a "real estate investment trust" under the Code is not in the Company's best interest the Company will use its best efforts to, and will continue to meet the requirements to, qualify as a "real estate investment trust."

               (i) The Company will not at any time, directly or indirectly, take any action designed, or which might reasonably be expected to cause or result in, or which will constitute, stabilization of the price of the Shares to facilitate the sale or resale of any of the Shares.

               (j) The Company will comply with all provisions of the undertakings contained in item 17 of the Registration Statement.

               (k) In the event that any portion of the Shares is issued without certificates pursuant to Section 2-210 of the Maryland General Corporation Law (the "MGCL"), at the time of issuance of such Shares the Company shall comply fully with Sections 2-210 and 2-211 of the MGCL.

        4. Conditions of Underwriter's Obligations. The obligations of the Underwriter to purchase and pay for the Shares as provided herein shall be subject to the accuracy, as of the date hereof and the Closing Date (as if made at the Closing Date), of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the following additional conditions:

               (a) Notification that the Registration Statement has become effective shall be received by the Underwriter not later than 5:00 pm., New York City time, on the date of this Agreement or at such later date and time as shall be consented to in writing by the Underwriter and all filings required by Rule 424 and Rule 430A of the Rules and Regulations shall have been made; no stop order suspending the effectiveness of the Registration Statement shall have been issued and, to the knowledge of the Company or the Underwriter, no proceeding for that purpose shall have been instituted or threatened by the Commission; and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the Underwriter's satisfaction.

               (b) The Underwriter shall not have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in the Underwriter's opinion is material, or omits to state a fact that in the Underwriter's opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

               (c) Except as contemplated in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) there shall not have been any change in the capital stock, partnership interests, short-term debt or long-term debt of the Company or its subsidiaries, (ii) there shall not have been any adverse change, or any development involving a prospective adverse change, in the condition (financial or other), business, prospects, net worth or results of operations of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, and (iii) neither the Company nor any of its subsidiaries shall have sustained any material loss or interference with its business or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not set forth in the Registration Statement and the Prospectus, if in the reasonable judgment of the Underwriter any of the foregoing makes it impractical or inadvisable to (x) commence or continue the offering of the units of the Trust, or (y) enforce contracts for the sale of the units of the Trust.

               (d) The Underwriter shall have received the opinion of Goodwin, Procter & Hoar LLP, counsel for the Company dated the Closing Date, to the effect that:

                      (i) The Registration Statement has been declared effective under the Act; the Prospectus has been filed with the Commission pursuant to Rule 424; and to the best knowledge of such counsel (which may be based solely on an oral representation of a member of the staff of the Commission) no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceeding for that purpose has been instituted or threatened by the Commission;

                      (ii) Each part of the Registration Statement, when such part became effective, and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and at the Closing Date, complied as to form in all material respects with the requirements of the Act and the Rules and Regulations (other than (A) the financial statements and supporting schedules and other financial and statistical information and data included therein or omitted therefrom, and (B) any documents incorporated therein by reference, as to which such counsel need express no opinion), it being understood that in passing upon compliance as to the form of the Registration Statement, such counsel may assume that the statements made therein are correct and complete;

                      (iii) The descriptions in the Registration Statement (other than the documents incorporated therein by reference) and Prospectus of statutes are accurate in all material respects and fairly present the information required to be shown; and such counsel do not know of any statutes or legal or governmental proceedings required to be described in the Prospectus that are not described as required, or of any contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement that are not described and filed as required;

                      (iv) The form of organization of the Company and its operations are such as to enable the Company to qualify as a "real estate investment trust" under the applicable provisions of the Code. The statements in the Prospectus set forth under the caption "Federal Income Tax Considerations," to the extent such information constitutes matters of law, summaries of legal matters, or legal conclusions, have been reviewed by such counsel and are accurate in all material respects;

                      (v) The Company is not (after giving effect to the sale of the Shares) required to be registered under the 1940 Act;

                      (vi) The Company is in good standing under the laws of the State of California as a foreign corporation, has full power and authority to conduct its business as described in the Registration Statement and Prospectus;

                      (vii) Each of the partnerships that owns a Community (the "Partnerships") is a limited partnership duly organized, validly existing and in good standing under the laws of its state of incorporation and has the power under its partnership agreement and the applicable Limited Partnership Act necessary to conduct its business as described in the Registration Statement and Prospectus; each of the corporate subsidiaries of the Company is duly organized, validly existing and in good standing under the laws of its state of incorporation and has the corporate power and authority to conduct its business as described in the Registration Statement and Prospectus;

                      (viii) The General Partners of each of the Partnerships are duly qualified to do business in the State of California, except where the failure to be so qualified, considering all such cases in the aggregate, does not involve and will not involve a material risk to the business, properties, financial position or results of operations of such subsidiary;

                      (ix) All of the outstanding shares of Common Stock and the Preferred Stock of the Company identified in the Prospectus (including the Shares) have been duly authorized and are, or when issued as contemplated herein will be, validly issued, fully paid and nonassessable and conform, or when so issued will conform, to the description thereof in the Prospectus; and the shareholders of the Company have no preemptive or similar rights with respect to the Shares pursuant to the Company's Charter or applicable statute or pursuant to any contract identified on an exhibit to such opinion (which exhibit lists all contracts identified by the Company in an officer's certificate as material under the standard set forth in Item 601(b)(10) of Regulation S-K);

                      (x) The Company has full corporate power and authority to enter into this Agreement; this Agreement has been duly authorized, executed and delivered by the Company; to the knowledge of such counsel, the issuance and sale of the Shares to the Underwriter on the terms contemplated herein will not (A) result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company, any of its subsidiaries or the Partnerships, pursuant to the terms or provisions of any contract (i) which such counsel has prepared or negotiated on behalf of the Company and (ii) to which any of its subsidiaries or the Partnerships is a party or by or pursuant to which any of them or their respective properties is bound, affected or financed, or (B) result in a breach or violation of any of the terms or provisions of, or constitute a default or result in the acceleration of any obligation under, (i) the articles of incorporation or by-laws of the Company, (ii) the articles or certificate of incorporation or by-laws of any of the Company's subsidiaries, or the partnership agreements or other organizational documents of the Partnerships, (iii) any contract identified on the schedule to such opinion referenced above to which the Company, any of its subsidiaries or the Partnerships is a party or by or pursuant to which any of them or their respective properties is bound, affected or financed or (iv) any statute, judgment, ruling, decree, order, rule or regulation of any court or other governmental agency or body applicable to the business or properties of the Company, any of its subsidiaries or the Partnerships (except that such counsel need express no opinion as to the securities or Blue Sky laws of any jurisdiction other than the United States), where such violation or default, individually or in the aggregate, might have a material adverse effect on the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company or any of its subsidiaries taken as a whole;

                      (xi) To the knowledge of such counsel, no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required in connection with the issuance or sale of the Shares by the Company, except (i) such as have been obtained under the Act, the Exchange Act, or (ii) such as may be required under state securities laws or the by-laws of the NASD in connection with the purchase and distribution of the Shares by the Underwriter; and

                      (xii) To the knowledge of such counsel, none of the Company, any of its subsidiaries or the Partnerships is in violation of its articles or certificate of incorporation, by-laws, partnership agreements, or other organizational documents, as applicable, or in default (nor has an event occurred which with notice or lapse of time or both would constitute a default or acceleration) in the performance of any obligation, agreement or condition contained in any Contract known to such counsel to which the Company, any of its subsidiaries or the Partnerships is a party, or by or pursuant to which any of them or their respective properties is bound, affected or financed, and, to the knowledge of such counsel, none of the Company, any of its subsidiaries or the Partnerships is in violation of any judgment, ruling, decree, order, franchise, license or permit known to such counsel or any statute, rule or regulation of any court or other governmental agency or body applicable to the business or properties of the Company, any of its subsidiaries or the Partnerships; where such violation or default, individually or in the aggregate, might have a material adverse effect on the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company or any of its subsidiaries taken as a whole.

        In connection with delivering such opinion such counsel shall also state:

        (a) No facts have come to their attention which cause them to believe that the Registration Statement (excluding the financial statements and notes thereto, financial schedules and other financial or statistical information and data included therein or omitted therefrom, as to which they need express an opinion), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and

        (b) No facts have come to their attention which cause them to believe that the Prospectus (excluding the financial statements and notes thereto, financial schedules and other financial or statistical information and data included therein or omitted therefrom, as to which they need express no opinion), as of its date or the date of such opinion, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

        In rendering such opinions, such counsel may rely on certificates of public officers, upon opinions of counsel reasonably satisfactory to the Underwriter, copies of which shall be contemporaneously delivered to the Underwriter, and as to matters of fact, upon certificates of officers of the Company; provided that such counsel shall state that the opinion of any other counsel is in form satisfactory to such counsel and, such counsel is unaware of any reason why it and the Underwriter are not justified in relying on such opinions of other counsel. Copies of all such opinions and certificates shall be furnished to counsel to the Underwriter on the Closing Date.

               (e) The Underwriter shall have received the opinion of Cox, Castle & Nicholson LLP, counsel for the Company, dated the Closing Date, to the effect that to the best of their knowledge statements relating to the Communities and the Current Development Communities (as defined in the Prospectus) and tax-exempt bond financing in the Prospectus (but excluding the statistical and financial data, physical condition and construction status of such communities included therein) are materially fair and accurate.

               (f) The Underwriter shall have received from O'Melveny & Myers LLP, counsel for the Underwriter (based upon Goodwin Procter & Hoar LLP's opinion respecting Maryland law), such opinion or opinions, dated the Closing Date, with respect to the organization of the Company, the validity of the Shares, the Registration Statement, the Prospectus and other related matters as the Underwriter reasonably may request, and such counsel shall have received such papers and information as they request to enable them to pass upon such matters. In rendering such opinion, such counsel may rely upon certificates of public officers and upon opinions of counsel, copies of which shall be contemporaneously delivered to the Underwriter, and as to matters of fact, upon certificates of officers of the Company.

               (g) At the time of the execution of this Agreement, the Underwriter shall have received from Coopers & Lybrand a letter dated such date, in form and substance satisfactory to the Underwriter containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and other financial information included in the Registration Statement and the Prospectus (the "initial comfort letter"). On the Closing Date, the Underwriter shall have received from Coopers & Lybrand a letter dated as of the Closing Date to the effect that they reaffirm the statements made in the initial comfort letter, except that the specified date referred to shall be a date not more than five days prior to the Closing Date.

               (h) The Underwriter shall have received from the Company a certificate, signed by the Chairman of the Board or the President and by the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that:

                      (i) The representations and warranties of the Company in this Agreement were when originally made and are at the time such certificate is delivered true and correct, as if made at and as of the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

                      (ii) No stop order suspending the effectiveness of the Registration Statement has been issued, and, to their knowledge, no proceeding for that purpose has been instituted or is threatened, by the Commission;

                      (iii) Since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amendment or supplement to the Registration Statement or Prospectus that has not been so set forth; and

                      (iv) The Shares shall have been approved for listing on the New York Stock Exchange and the Pacific Exchange, subject only to official notice of issuance.

               (i) The Company shall have filed with the Commission a Current Report on Form 8-K disclosing all material acquisition activity occurring since the Company's last public offering of securities which is required to be disclosed on Form 8-K as of the date of the Prospectus Supplement and is not otherwise disclosed in reports filed by the Company under the Exchange Act.

               (j) The Company shall have furnished to the Underwriter such further certificates and documents as the Underwriter shall have reasonably requested.

        All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to the Underwriter. The Company will furnish the Underwriter with such conformed copies of such opinions, certificates, letters and other documents as the Underwriter shall reasonably request.

        5.     Indemnification and Contribution.

               (a) The Company agrees to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

                      (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                      (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission;

                      (iii) against any and all expense whatsoever, as incurred (including the reasonable fees and disbursements of counsel chosen by the Underwriter), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent (a) arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the Prospectus (or any amendment or supplement thereto) or (b) resulting solely from an untrue statement of a material fact contained in, or the omission of a material fact from, the Prospectus, which untrue statement or omission was completely corrected in the Prospectus (as then amended or supplemented) if the Underwriters sold Shares to the person alleging such loss, claim, liability, expense or damage without sending or giving, at or prior to the written confirmation of such sale, a copy of the Prospectus (as then amended or supplemented) if the Company had previously furnished copies thereof to the Underwriters within a reasonable amount of time prior to such sale or such confirmation, and the Underwriters failed to deliver the corrected Prospectus, if required by law to have so delivered it and if delivered would have corrected the default giving rise to such loss, claim, liability expense or damage.

               (b) The Underwriter agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 5, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto).

               (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 5(a) above, counsel to the indemnified parties shall be selected by the Underwriter, and, in the case of parties indemnified pursuant to Section 5(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 5 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and
(ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

               (d) The indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld).

               (e) If the indemnification provided for this Section 5 is applicable in accordance with its terms but is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein; then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other hand from the Offering pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriter on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

        The relative benefits received by the Company on the one hand and the Underwriter on the other hand in connection with the Offering pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the Offering pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriter, in each case as set forth on the cover of the Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet, bear to the aggregate initial public offering price of the Shares as set forth on such cover.

        The relative fault of the Company on the one hand and the Underwriter on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 5(e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 5(e). The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 5(e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon such untrue or alleged untrue statement or omission or alleged omission.

        Notwithstanding the provisions of this Section 5(e), the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

        No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

        For purposes of this Section 5(e), each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

        6.     Termination of Agreement.

               (a) The Underwriter may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Date (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriter, impracticable or inadvisable to (x) commence or continue the offering of the units of the Trust to the public or (y) enforce contracts for the sale of the units of the Trust, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

               (b) If this Agreement is terminated pursuant to this Section 6, such termination shall be without liability of any party to any other party except as provided in Section 3(f) hereof, and provided further that Sections 1, 5, 6 and 7 shall survive such termination and remain in full force and effect.

        7. Representations and Agreements to Survive Delivery. All representations, warranties, agreements and covenants, of the Company herein or in certificates delivered pursuant hereto, and the agreements of the Underwriter contained in Section 5 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriter or any controlling persons, or the Company or any of its officers, directors or any controlling persons, and shall survive delivery of and payment for the Shares hereunder.

        8. Substitution of Underwriters.  [Intentionally Omitted.]

        9. Notices. All notices or communications hereunder shall be in writing and if to the Underwriter shall be mailed, delivered, telexed or telecopied and confirmed to the offices of Merrill Lynch, Pierce, Fenner & Smith Incorporated, North Tower, World Financial Center, New York, New York 10281-1209, Attention:
Corporate Finance Department, or if sent to the Company, shall be mailed, delivered, telexed or telecopied and confirmed to the Company at 4340 Stevens Creek Boulevard, Suite 275, San Jose, California 95129, Attention: President. Either party to this Agreement may change such address for notices by sending to the other written notice of a new address for such purpose.

        10. Parties. This Agreement shall inure to the benefit of and be binding upon the Company and the Underwriter and their respective successors and the persons or entities referred to in Section 5 hereof, and no other person will have any right or obligation hereunder.

        11. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH STATE.

        12. Counterparts. This Agreement may be signed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

        13. Severability. In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        14. Waivers of Trial by Jury. The Company and the Underwriter each hereby irrevocably waive any right they may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

               If the foregoing correctly sets forth the understanding between the Company and the Underwriter, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and the Underwriter.

                                    Very truly yours,

                                    BAY APARTMENT COMMUNITIES, INC.

                                    By:   /s/ Gilbert M. Meyer
                                          ---------------------------
                                          Gilbert M. Meyer
                                          President

CONFIRMED AND ACCEPTED as of the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
               INCORPORATED

By:  /s/ John C. Brady
     ---------------------------
            Authorized Signatory

                                    EXHIBIT I

                            INFORMATION IN PROSPECTUS
                             SUPPLEMENT FURNISHED BY
                                 THE UNDERWRITER

               The following information appearing in the Prospectus has been furnished by the Underwriter in writing specifically for use in the preparation of such Prospectus.

               1. The following information contained in the Prospectus Supplement under the heading "Underwriting":

                      a. The first and third sentences of the second paragraph.

                                   EXHIBIT II

                              LIST OF SUBSIDIARIES

               Bay Apartment Communities, Inc. (the "Company") owns interests in the following entities:

Subsidiaries

1. Bay Asset Group, Inc., a Maryland corporation, is a wholly-owned subsidiary of the Company.

2. Bay GP, Inc., a Maryland corporation, is a wholly-owned subsidiary of the Company.

3. Bay Development Partners, Inc., a Maryland corporation, is a wholly-owned subsidiary of Bay Asset Group, Inc.

4. Bay Waterford, Inc., a Maryland corporation, is a wholly-owned subsidiary of Bay Asset Group, Inc.

Partnerships

1. Bay GP, Inc. is the sole general partner of Bay Countrybrook, L.P., a Delaware limited partnership. There are third-party limited partners.

2. Bay Development Partners, Inc. is the sole general partner of San Francisco Bay Partners II, Ltd., a California limited partnership. There is one third-party limited partner.

3. Bay Development Partners, Inc. is the sole general partner of San Francisco Bay Partners III, L.P., a California limited partnership. The Company is the sole limited partner.

4. Bay Development Partners, Inc. is the sole general partner of Toyon Road San Jose Partners, L.P., a California limited partnership. The Company is the sole limited partner.

5. Bay Development Partners, Inc. is the sole general partner of Foxchase Drive San Jose Partners II, L.P., a California limited partnership. The Company is the sole limited partner.

6. The Company is the sole general partner of Bay Rincon, L.P., a California limited partnership. There are third-party limited partners.

7. The Company is the sole general partner of Bay Pacific Northwest, L.P., a Delaware limited partnership. There are third-party limited partners.

                                      LIENS

               The Financial Guaranty Insurance Company has a lien on all of the issued and outstanding capital stock of Bay Waterford, Inc. and Bay Development Partners, Inc.

                                   EXHIBIT III

                          PRICE DETERMINATION AGREEMENT

                                                                  April 23, 1998

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
        Incorporated
North Tower
World Financial Center
New York, New York 10281-1209

Ladies and Gentlemen:

               Reference is made to the Underwriting Agreement, dated April 23, 1998 (the "Underwriting Agreement"), between Bay Apartment Communities, Inc., a Maryland corporation (the "Company"), and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriter"). The Underwriting Agreement provides for the purchase by the Underwriter from the Company, subject to the terms and conditions set forth therein, of an aggregate of 1,244,147 shares (the "Shares") of the Company's common stock, par value $0.01 per share. This Agreement is the Price Determination Agreement referred to in the Underwriting Agreement.

               Pursuant to Section 2 of the Underwriting Agreement, the undersigned agrees with the Underwriter as follows:

               The purchase price per share for the Shares to be paid by the Underwriter shall be $35.4128.

               The Company represents and warrants to the Underwriter that the representations and warranties of the Company set forth in Section 1 of the Underwriting Agreement are accurate as though expressly made at and as of the date hereof.

               THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

               If the foregoing is in accordance with your understanding of the agreement between the Underwriter and the Company, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts and together with the Underwriting Agreement shall be a binding agreement between the Underwriter and the Company in accordance with its terms and the terms of the Underwriting Agreement.



                                      III-1

                                    Very truly yours,

                                    BAY APARTMENT COMMUNITIES, INC.

                                    By: /s/ Gilbert M. Meyer
                                       -----------------------------
                                    Name:  Gilbert M. Meyer
                                    Title:  President

ACCEPTED as of the date
first above written

MERRILL LYNCH, PIERCE, FENNER & SMITH
        INCORPORATED

        By: /s/ John C. Brady
           ---------------------------------

        Name: John C. Brady
              ------------------------------

        Title: Managing Director
              ------------------------------



                                      III-2